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                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                ----------------



We consent to the inclusion in the Post-Effective Amendment No. 1 to Form S-1 of WFS Financial Auto Loans, Inc. relating to the WFS Financial 1998-A Owner Trust of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.



                                               COOPERS & LYBRAND L.L.P.


New York, New York
March 27, 1998